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                                                                       EXHIBIT 5

                          [KELEHER & McLEOD LETTERHEAD]

                               September 30, 2002



PNM Resources, Inc.
Alvarado Square
Albuquerque, NM 87158


Re: PNM Resources, Inc. Dividend Reinvestment and Stock Purchase Plan Entitled "Amended and Restated PNM Resources, Inc. PNM Direct Plan"

Ladies and Gentlemen:

         We are acting as counsel for PNM Resources, Inc., a New Mexico corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration of an additional 2,000,000 shares of common stock, no par value per share (the "Shares"), to be issued under the Amended and Restated PNM Resources, Inc. PNM Direct Plan (the "Plan").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as original, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon the foregoing and having regard to legal considerations which we deem relevant, upon the happening of the following events: (a) the filing and effectiveness of the Registration Statement and any additional amendments thereof, (b) the listing of any newly issued Shares on the New York Stock Exchange, and (c) the appropriate issuance and delivery of Shares to the participants in accordance with the terms of the Plan and the receipt by the Company of the consideration for such Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We do not express any opinion as to matters governed by any laws other than the laws of the State of New Mexico and the Federal laws of the United States of America.

         We hereby consent to the reference to this firm under the heading "Legal Opinion" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,


                                       KELEHER & McLEOD, P.A.


                                       By /s/ Charles L. Moore
                                          --------------------------------------
                                          Charles L. Moore